Exhibit 99.2

SAMSON OIL & GAS LIMITED

ABN 25 009 069 005

SUPPLEMENTARY PROSPECTUS

1.	IMPORTANT NOTICE

This Supplementary Prospectus is dated 19 August 2013 and is supplementary to the Prospectus issued by Samson Oil & Gas Limited (ABN 25 009 069 005) (Company) dated 26 March 2013 and the Supplementary Prospectus issued by the Company dated 9 April 2013 (Prospectus). This Supplementary Prospectus was lodged with ASIC on 19 August 2013. ASIC does not take any responsibility for the contents of this Supplementary Prospectus.

On 19 August 2013 the Company announced to the ASX that Samson Shares would be placed in a trading halt to pending the announcement of a proposed placement.

Section 2 of this Supplementary Prospectus contains details of the changes to the Prospectus necessary to reflect events that have occurred since the Prospectus was issued. This Supplementary Prospectus must be read together with the Prospectus. If there is a conflict between the Prospectus and this Supplementary Prospectus, this Supplementary Prospectus will prevail. Capitalised terms used in this Supplementary Prospectus have the same meanings as in the Prospectus.

2.	UPDATES TO THE PROSPECTUS

2.1	Section 6.6A
Insert a new section 6.6A as follows:

6.6A Apply for New Shares and attaching New Options comprising the Shortfall

Investors who are not currently Shareholders and wish to participate in the Shortfall may apply for New Shares and attaching New Options comprised in the Shortfall by using the Shortfall Application Form and following the instructions set out on that form.

Send the completed form, together with a single cheque or bank draft for the amount due in respect of the portion of the Shortfall for which you are applying, to reach the Company’s share registry, Security Transfer Registrars, 770 Canning Highway, Applecross WA 6153, no later than 5.00pm Perth time on 27 August 2013.

The Directors have determined that the Shortfall Placement will be limited to 318,452,166 New Shares and 127,380,866 attaching New Options in order to comply with the rules of the New York Stock Exchange. Accordingly, in the event that the aggregate of the Shortfall applications exceeds this maximum, the Directors reserve the right to allot to applicants a lesser number of New Shares and attaching New Options than the number applied for or none at all. In that event, excess application monies (without interest) will be refunded by the Company in accordance with the provisions of the Corporations Act.

2.2	Section 9.1

The table in Section 9.1 is amended by adding the following rows to the top of that table:

Date	Title
19.08.13	Trading Halt
16.08.13	Corporate Presentation August 2013
16.08.13	Update North Stockyard and Roosevelt
13.08.13	Roosevelt County Update
09.08.13	Operational Update North Stockyard
02.0813	Amended Roosevelt Sale Agreement and Operations Update
02.07.13	Roosevelt Sale Agreement and Operations Update
31.07.13	June 2013 Quarterly Report and Appendix 5B
30.07.13	Operational Advisory North Stockyard
26.07.13	North Stockyard Operational Advisory
19.07.13	Operational Advisory
17.07.13	Operational Advisory
12.07.13	Operational Advisory South Prairie Project
25.06.13	Sale agreement Roosevelt Project
18.06.13	Change of Director’s Interest Notice – Keith Skipper
18.06.13	Change of Director’s Interest Notice – Victor Rudenno
18.06.13	Change of Director’s Interest Notice – Terence Barr
18.06.13	Appendix 3B
18.06.13	Operational Advisory
17.06.13	Allotment of Shares and Options
12.06.13	Operational Advisory
12.06.13	Currency exchange rate for ADS in Rights Issue
11.06.13	Closure of non renounceable rights issue
04.06.13	Operational Advisory
31.05.13	Rights Issue Closing Friday 31 May 2013
29.05.13	North Stockyard Operational Advisory
24.05.13	Rights Offer Closing Date Reminder
21.05.13	Operational Advisory
17.05.13	Non Renounceable Rights Offer Timetable
15.05.13	Increase in proved reserve volume and rights offer extension
14.05.13	Operational Advisory
07.05.13	Operational Advisory
06.05.13	Rights Issue Extension of Closing Date
06.05.13	Rights Issue Extension of Closing Date
30.04.13	March 2013 Quarterly Report and Appendix 5B
30.04.13	Operational Advisory
23.04.13	Operational Update
22.04.13	Extension of Closing Date of Rights Issue
17.04.13	IPAA OGIS Presentation New York
16.04.13	Samson extends Central Bakken Acreage
11.04.13	Despatch of Supplementary Prospectus

2.3 Section 9.3(c)

The following paragraph is included following the table in section 9.3(c):

In addition, in its capacity as lead manager for the Shortfall Placement, Patersons will receive (i) a management fee of up to 2% of the gross amount raised from all sources under the Shortfall Placement; (ii) a selling fee equal to 4% of the gross amount raised by Patersons pursuant to the Shortfall Placement and (iii) 5 million New Options, to be issued to Patersons or its nominee.  Further, Patersons has been or is entitled to be paid corporate advisory fees totalling approximately $30,000 in connection with its role as lead manager.

2.4 Section 9.4

The table in section 9.4 is replaced with the following table:

US$
ASIC fees	2,253
ASX fees	42,547
Legal and accounting fees	32,000
Corporate advisory fees*	30,000
Printing and other costs	43,200
Total:	150,000

* These fees are payable to Patersons, who in addition is entitled to receive the fees described in section 9.3(c) for its role in arranging the Shortfall Placement.

2.5 Section 9.5

The following is added to the list of persons in section 9.5:

•	Patersons Securities Limited – Lead Manager for the Shortfall Placement

2.6 Section 10

The following additional definitions are inserted in section 10:

Patersons

means Patersons Securities Limited (ABN 69 008 896 311);

Shortfall Application Form

means the Shortfall Application Form attached to this Prospectus;

Shortfall Placement

means the placement of all or a portion of the Shortfall, as described in section 6.6A;

3. DIRECTORS’ AUTHORISATION

This Supplementary Prospectus is issued by the Company and its issue has been authorised by a resolution of the Directors.

In accordance with Section 720 of the Corporations Act, each Director has consented to the lodgement of this Supplementary Prospectus with ASIC.

__________________________________

DENIS RAKICH _ COMPANY SECRETARY

For and on behalf of Samson Oil & Gas Limited

Dated : 19 August 2013

Note: All other details in relation to the Prospectus remain unchanged. The Directors believe that the changes to the Prospectus noted in this Supplementary Prospectus are not materially adverse from the point of view of an investor.

This is a Supplementary Prospectus and must be read in conjunction with the Prospectus dated 26 March 2013 and the Supplementary Prospectus dated 9 April 2013 issued by Samson Oil & Gas Limited                                 9